UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

Greenwood Hall, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-184796	99-0376273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1936 East Deere Avenue, Suite 120, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(949) 655-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 27, 2015, Greenwood Hall, Inc. (the “Company”) issued a press release announcing that the Company has engaged Berenson & Company, LLC as a financial advisor to assist in exploring acquisitions for the Company. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including, but not limited to, predictions and projections that may be considered forward-looking statements under securities law, involve a number of risks and uncertainties that could cause actual results to differ materially, including, but not limited to, lack of consumer acceptance and demand for the Company’s products and solution offerings developed with strategic partners, insufficient working capital to expand the Company’s technology and engage in product marketing, intense competition from larger and more well-established companies, and other economic, competitive and technological factors involving the Company’s operations, markets, services, products and prices, and other factors, as described in “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as well as the Company’s other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which the Company is currently unaware or which the Company does not currently view as material to the Company’s business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements the Company makes speak only as of the date on which they are made. The Company expressly disclaims any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in the Company’s opinions or expectations, except as required by applicable law. If the Company does not update or correct any forward-looking statements, investors should not conclude that the Company will make additional updates or corrections.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release announcing engagement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWOOD HALL, INC.
Date: March 27, 2015
	By:	/s/ John Hall
Name: John Hall
Title: Chief Executive Officer